UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2026

BLUE OWL CREDIT INCOME CORP.

(Exact name of registrant as specified in its charter)

Maryland	814-01369	85-1187564
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

399 Park Avenue, New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 16, 2026, Blue Owl Credit Income Corp. (the “Company”) entered into the Fourth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement (the “Fourth Amendment”), which amends that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of August 11, 2022 (as amended by the First Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 2, 2023, as amended by the Second Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 19, 2024, as amended by the Third Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of October 18, 2024, and as further amended by the Fourth Amendment). The parties to the Fourth Amendment include the Company, as Borrower, the subsidiary guarantors party thereto solely with respect to Section 5.9 therein, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as Administrative Agent, and, solely with respect to Section 5.11 therein, as Collateral Agent. The Fourth Amendment, among other things, (i) extends the revolver availability period from October 2028 to September 2030, (ii) extends the scheduled maturity date from October 2029 to September 2031, (iii) increases the total facility amount from $3,900,000,000 to $4,200,000,000, (iv) increases the accordion provision to permit increases to a total facility amount of up to $6,300,000,000, (v) reduces the applicable margin to (I) (a) with respect to any ABR Loan, 0.775% per annum, (b) with respect to any Term Benchmark Loan, 1.775% per annum, and (c) with respect to any RFR Loan, 1.775% per annum and (II) if the Gross Borrowing Base is greater than or equal to the product of 1.60 and the Combined Debt Amount, (a) with respect to any ABR Loan, 0.65% per annum, (b) with respect to any Term Benchmark Loan, 1.65% per annum, and (c) with respect to any RFR Loan, 1.65% per annum and (vi) resets the minimum shareholders’ equity test.

The above description of the Fourth Amendment contained in this Current Report on Form 8-K does not propose to be complete and is qualified in its entirety by reference to the Fourth Amendment filed as an exhibit hereto and incorporated by reference herein.

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1*	Fourth Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of September 16, 2026, among Blue Owl Credit Income Corp., the subsidiary guarantors party thereto, the lenders party thereto and Sumitomo Mitsui Banking Corporation, as administrative agent.

99.1	Press Release, dated September 22, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Date: September 22, 2026	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer